Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Registration Statements on Form S-8 of Novation Companies, Inc. of our report dated March 23, 2020 relating to the consolidated financial statements that appear in this Annual Report on Form 10-K as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Boulay PLLP

Minneapolis, Minnesota

September 21, 2020